As filed with the Securities and Exchange Commission on November 15, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
Registration Statement
Under
The Securities Act of 1933
BETTER HOME & FINANCE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	93-3029990
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
3 World Trade Center
175 Greenwich Street, 57th Floor
New York, New York 10007
(Address of principal executive offices, including zip code)
Better Holdco, Inc. 2016 Equity Incentive Plan
Better Holdco, Inc. 2017 Equity Incentive Plan
Better Home & Finance Holding Company 2023 Incentive Equity Plan
Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan
(Full title of each plan)
Kevin Ryan
Chief Financial Officer
3 World Trade Center
175 Greenwich Street, 57th Floor
New York, New York 10007
(Name and address of agent for service)
(415) 523-8837
(Telephone number, including area code, of agent for service)
With a copy to:
Jared M. Fishman
Alan J. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

EXPLANATORY NOTE
Better Home & Finance Holding Company (the “Company”) has prepared and is filing this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 1,212,059 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issuable upon conversion of 1,212,059 shares of its Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) issuable in respect of outstanding awards previously granted under the Better Holdco, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), (ii) 1,212,059 shares of its Class B Common Stock issuable in respect of outstanding awards previously granted under the 2016 Plan, (iii) 77,053,345 shares of its Class A Common Stock issuable upon conversion of 77,053,345 shares of its Class B Common Stock issuable in respect of outstanding awards previously granted under the Better Holdco, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), (iv) 77,053,345 shares of its Class B Common Stock issuable in respect of outstanding awards previously granted under the 2017 Plan, (v) 88,626,665 shares of its Class A Common Stock issuable under the Better Home & Finance Holding Company 2023 Incentive Equity Plan (the “2023 Plan”) and any shares underlying awards under the 2017 Plan that expire, lapse or are terminated and become available for issuance under the 2023 Plan, (vi) 16,113,939 shares of Class A Common Stock issuable under the Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan (the “ESPP”) and (vii) pursuant to Rule 416 under the Securities Act, any additional shares of Class A Common Stock or Class B Common Stock that become issuable under the 2016 Plan, 2017 Plan, 2023 Plan or the ESPP by reason of any stock dividend, stock split or other similar transaction.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2016 Plan, 2017 Plan, 2023 Plan and the ESPP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2.    Company Information and Employee Plan Annual Information.
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

REOFFER PROSPECTUS
78,265,404 Shares of Class A Common Stock Issuable upon Conversion of Class B Common Stock
This reoffer prospectus relates to the offer and sale from time to time by certain selling securityholders (the “Selling Securityholders”) of Better Home & Finance Holding Company (the “Company”, “Better”, “we”, “our” or “us”) pursuant to their participation in the Better Holdco, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and Better Holdco, Inc. 2017 Equity Incentive Plan (the “2017 Plan” and together with the 2016 Plan, the “Plans”), or the permitted transferees of securities issued under the Plans, of up to 78,265,404 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issuable upon conversion of 78,265,404 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) in respect of outstanding awards previously granted under the Plans. While this reoffer prospectus relates to shares of Class B Common Stock issuable in respect of outstanding awards previously granted under the Plans, only shares of Class A Common Stock may be reoffered and sold under this prospectus. All Class B Common Stock issued pursuant to the Plans must be converted into Class A Common Stock before being reoffered and sold under this Prospectus. We are not offering any shares of Class A Common Stock or Class B Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this reoffer prospectus.
This reoffer prospectus will be supplemented, as necessary, to update the names of the Selling Securityholders and the number of shares of our Class A Common Stock to be reoffered by each of the Selling Securityholders, when we become aware of that information. This reoffer prospectus may only be used if a supplement is attached which sets forth the names of the Selling Securityholders and the number of shares of Class A Common Stock to be reoffered by each of the Selling Securityholders and any special terms on which they propose to sell such shares of Class A Common Stock.
Upon vesting of the awards pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A Common Stock covered by this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.
The shares of Class A Common Stock that will be issued pursuant to awards granted to the Selling Securityholders will be “control securities” under the Securities Act, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A Common Stock to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “BETR”. On November 10, 2023, the closing price of our Class A Common Stock was $0.437 per share.
We are an “emerging growth company” and “smaller reporting company,” in each case as those terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section on page 6 of this reoffer prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this reoffer prospectus or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this reoffer prospectus is November 15, 2023.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this reoffer prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This reoffer prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. This reoffer prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this reoffer prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this reoffer prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This reoffer prospectus and the information and documents incorporated by reference herein include “forward-looking statements” within the meaning of federal securities laws. These statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this reoffer prospectus, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this reoffer prospectus. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements in this reoffer prospectus and in any information and document incorporated by reference in this reoffer prospectus, and the associated risks, uncertainties, assumptions and other important factors may include, but are not limited to:
•Factors relating to the business, operations and financial performance of Better, including:
◦Our ability to operate under and maintain or improve our business model;
◦The effect of interest rates on our business, results of operations, and financial condition;
◦Our ability to expand our customer base, grow market share in our existing markets and enter into new markets;
◦Our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity;
◦Our ability to restore our growth and our expectations regarding the development and long-term expansion of our business;
◦Our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations;
◦Our ability to achieve and maintain profitability in the future;
◦Our ability to raise additional financing in the future;
◦Our estimates regarding expenses, future revenue, capital and additional financing requirements;
◦Our ability to maintain, expand and be successful in our strategic relationships with third parties;
◦Our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting;
◦Our ability to develop new products, features and functionality that meet market needs and achieve market acceptance;
◦Our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately;
◦The involvement of the CEO and founder of Better, Vishal Garg (“Better Founder and CEO”), in litigation related to prior business activities, our business activities and associated negative media coverage;

◦Our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and the Better Founder and CEO’s ability in particular, to maintain an experienced executive team in operating as a public company;
◦Our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage;
◦Our ability to maintain, protect, assert and enhance our intellectual property rights;
◦Our ability to maintain the listing of the Class A Common Stock and warrants on the Nasdaq Global Market and the Nasdaq Capital Market, respectively;
◦The liquidity and trading of Class A Common Stock and warrants;
•Factors relating to our capital structure, governance and the market for our securities, including:
◦The existence of multiple classes of common stock and its impact on the liquidity and value of our common stock;
◦Our ability to maintain compliance with Nasdaq’s continued listing standards;
◦Our ability to maintain certain lines of credit and obtain future financing on commercially favorable terms to fund loans and otherwise operate our business; and
◦The limited experience of our directors and management team in overseeing a public company.
•Other factors detailed under the section titled “Risk Factors”.
The forward-looking statements contained in this reoffer prospectus and in any document incorporated by reference into this reoffer prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors” beginning on page 6 of this reoffer prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights selected information from this reoffer prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. Potential investors should read the entire reoffer prospectus carefully, including the sections entitled “Risk Factors,” “Information about Better,” “Better’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus.
The Company
Better principally operates a digital-first homeownership company with services including mortgage financing, real estate services, title, and homeowners insurance. It has combined technology innovation and fresh thinking with a deep customer focus with the goal to revolutionize a homeownership industry. It started by redesigning the mortgage manufacturing process, and, since then, has built towards its broader vision of revolutionizing homeownership.
Background
As previously announced, Aurora Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“Aurora”), entered into an Agreement and Plan of Merger, dated as of May 10, 2021, as amended as of October 27, 2021, November 9, 2021, November 30, 2021, August 26, 2022, February 24, 2023 and June 23, 2023 (as amended, the “Merger Agreement”) by and among Aurora, Better Holdco, Inc., a Delaware corporation (“Old Better”), and Aurora Merger Sub I, Inc., a Delaware corporation (“Merger Sub”).
On August 21, 2023, as contemplated by the Merger Agreement, Aurora filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aurora was transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation (the “Domestication”).
Following the Domestication, on August 22, 2023 (the “Closing Date”), as previously announced and as contemplated by the Merger Agreement, Merger Sub merged with and into Old Better, with Old Better surviving the merger (the “First Merger”) and Old Better merged with and into Aurora, with Aurora surviving the merger and changing its name to “Better Home & Finance Holding Company” (such merger, the “Second Merger,” and together with the First Merger and the Domestication, the “Business Combination” and the completion thereof, the “Closing”).
In connection with the consummation of the Business Combination, the Company issued an aggregate of 40,601,825 shares of Class A Common Stock, 574,407,420 shares of Class B Common Stock and 6,877,283 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”). Each share of Class B Common Stock and Class C Common Stock may be converted to a share of Class A Common Stock at any time by the holder thereof and upon certain other transfers, other than certain permitted transfers, as provided by the Amended and Restated Certificate of Incorporation of Better Home & Finance adopted on August 22, 2023. In addition, in connection with other transactions contemplated by the Merger Agreement and related documentation, including the conversion or exchange of certain bridge notes, the Company issued an aggregate of 41,700,000 shares of Class A Common Stock and 65,000,000 shares of Class C Common Stock. As of November 8, 2023, there were 356,442,848 shares of Class A Common Stock, 309,265,307 shares of Class B Common Stock and 71,877,283 shares of Class C common stock outstanding.
The Company’s Class A Common Stock is listed on The Nasdaq Global Market under the ticker symbol “BETR”.

Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Aurora’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References to “emerging growth company” have the meaning ascribed to it in the JOBS Act.
We are also a smaller reporting company, as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.
About This Offering
This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this reoffer prospectus, of up to 78,265,404 shares of our Class A Common Stock, issuable to each Selling Securityholder upon conversion of Class B Common Stock received pursuant to, awards granted or assumed by the Company to the Selling Securityholder under the Plans. Upon vesting and conversion to Class A Common Stock of the shares offered hereby pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy for our business.
Corporate Information
Better Home & Finance Holding Company is a Delaware corporation. Our principal executive offices are located at 3 World Trade Center, 175 Greenwich Street, 57th Floor, New York, New York 10007 and our telephone number at that address is (415) 522-8837. Our website is located at https://better.com/. We do not incorporate the information contained on, or accessible through, our corporate website into this reoffer prospectus, and you should not consider it part of this reoffer prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our proxy statement/prospectus relating to the registration statement on Form S-4 (File No. 333-258423), filed with the SEC under Rule 424(b) under the Securities Act on July 27, 2023, as supplemented from time to time, our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE
The Selling Securityholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS
The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this reoffer prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS
This reoffer prospectus is to be used in connection with any reoffer and resales of our Class A Common Stock acquired under the Plans, by persons who may be considered our “affiliates” within the meaning of the Securities Act.
At the date of this reoffer prospectus, we do not know the names of persons who intend to resell shares of our Class A Common Stock distributed under the Plans. The Selling Securityholders will be our affiliates, including our officers, employees of our advisors, consultants and directors, who may acquire shares of our Class A Common Stock under the Plans. Each of these persons may be considered our “affiliate” within the meaning of the Securities Act. We will supplement this reoffer prospectus to identify the Selling Securityholders and the number of shares of our Class A Common Stock to be reoffered and resold by them as that information becomes known to the extent such Selling Securityholder will rely on this Registration Statement of which this reoffer prospectus is a part to reoffer and resell shares of our Class A Common Stock they acquire pursuant to the Plans.

PLAN OF DISTRIBUTION
The shares of Class A Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under this reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.
The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.
Once sold under the registration statement of which this reoffer prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SECURITIES
Sullivan & Cromwell, LLP, New York, New York, has passed upon the validity of the Class A Common Stock offered by this reoffer prospectus.
EXPERTS
The financial statements of Aurora as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this reoffer prospectus and the registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to the substantial doubt about the ability of Aurora to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere in this reoffer prospectus and the registration statement, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
The financial statements of Better Holdco, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this reoffer prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-8  (the “S-8”) with respect to the securities offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the S-8. For further information pertaining to us and our securities, you should refer to the S-8 and to its exhibits. Whenever reference is made in this reoffer prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
We are subject to the information reporting requirements of the Exchange Act, and we have and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at https://investors.better.com/. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus. The Company incorporates by reference into this reoffer prospectus the following documents filed with the SEC (which, for the avoidance of doubt, includes documents filed by Aurora Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability and the legal predecessor entity to the Company):
(a)The proxy statement/prospectus relating to the registration statement on Form S-4 (File No. 333-258423), filed with the SEC under Rule 424(b) under the Securities Act on July 27, 2023, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, and all supplements thereto;
(b)The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 12, 2023, August 4, 2023 and November 14, 2023;
(c)The Company’s Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 13, 2023, February 8, 2023, February 23, 2023, March 2, 2023, March 29, 2023, April 28, 2023, June 26, 2023, August 3, 2023, August 11, 2023, August 18, 2023, August 23, 2023, August 25, 2023, August 28, 2023, September 29, 2023 and October 13, 2023;
(d)The description of the Company’s capital stock in the Company’s Registration Statement on Form S-1 (File No. 333-274947), filed with the SEC on October 12, 2023, and all supplements or amendments thereto; and

(e)All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
The documents listed above will be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this reoffer prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:
Better Home & Finance Holding Company
Attention: Corporate Secretary
3 World Trade Center
175 Greenwich Street, 57th Floor
New York, New York 10007
(415) 522-8837

78,265,404 Shares of Class A Common Stock Issuable upon Conversion of Class B Common Stock
REOFFER PROSPECTUS
November 15, 2023

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Company incorporates by reference into this Registration Statement the following documents filed with the Commission (which, for the avoidance of doubt, includes documents filed by Aurora Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability and the legal predecessor entity to the Company):
(a)The proxy statement/prospectus relating to the registration statement on Form S-4 (File No. 333-258423), filed with the Commission under Rule 424(b) under the Securities Act on July 27, 2023, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, and all supplements thereto;
(b)The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the Commission on May 12, 2023, August 4, 2023 and November 14, 2023;
(c)The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 13, 2023, February 8, 2023, February 23, 2023, March 2, 2023, March 29, 2023, April 28, 2023, June 26, 2023, August 3, 2023, August 11, 2023, August 18, 2023, August 23, 2023, August 25, 2023, August 28, 2023, September 29, 2023 and October 13, 2023;
(d)The description of the Company’s capital stock in the Company’s Registration Statement on Form S-1 (File No. 333-274947), filed with the Commission on October 12, 2023 and all supplements or amendments thereto; and
(e)All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not Applicable.
Item 5.    Interests of Named Experts and Counsel.
Not Applicable.
Item 6.    Indemnification of Directors and Officers.
The Company’s amended and restated certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”) provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
The Bylaws provide that the Company will indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or executive officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, or other enterprise. The Bylaws also provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines (including any excise taxes or penalties), and amounts paid in settlements.
The Company has entered into indemnification agreements with each of its directors and officers to provide contractual indemnification in addition to the indemnification provided for in its Charter and Bylaws. The Company also maintains liability insurance for the benefit of its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.    Exemption from Registration Claimed.
Not Applicable.
Item 8.    Exhibits.
Exhibits

4.1
Amended and Restated Certificate of Incorporation of Better Home & Finance Holding Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 25, 2023).

4.2	Bylaws of Better Home & Finance Holding Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on August 25, 2023).
4.3	Better HoldCo Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 filed on October 12, 2023).
4.4	Better HoldCo Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1 filed on October 12, 2023).
4.5	Better Home & Finance Holding Company 2023 Incentive Equity Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on August 28, 2023).
4.6	Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on August 28, 2023).
5.1*	Opinion of Sullivan & Cromwell LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature pages of this Part II).
107*	Filing Fee Table.
__________________
*Filed herewith.

Item 9.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2023.

BETTER HOME & FINANCE HOLDING COMPANY

By:	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer and President

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Kevin Ryan and Paula Tuffin, acting singly, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Vishal Garg	Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2023
Vishal Garg

/s/ Kevin J. Ryan	Chief Financial Officer and President (Principal Financial and Principal Accounting Officer)	November 15, 2023
Kevin J. Ryan

/s/ Harit Talwar	Director, Chairman of Board of Directors	November 15, 2023
Harit Talwar

/s/ Arnaud Massenet	Director	November 15, 2023
Arnaud Massenet

/s/ Prabhu Narasimhan	Director	November 15, 2023
Prabhu Narasimhan

/s/ Michael Farello	Director	November 15, 2023
Michael Farello

/s/ Steve Sarracino	Director	November 15, 2023
Steve Sarracino

	Director	November 15, 2023
Riaz Valani